     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2000

                                                      REGISTRATION NO. 333-92047
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 6 TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER


                           THE SECURITIES ACT OF 1933
                            ------------------------

                          EDISON MISSION HOLDINGS CO.

             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                       4991                    33-0826940
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial            Identification No.)
incorporation or organization)  Classification Code Number)

                            ------------------------

                      18101 VON KARMAN AVENUE, SUITE 1700
                            IRVINE, CALIFORNIA 92612
                                 (949) 752-5588
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            ------------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                            ------------------------

                           STEVEN D. EISENBERG, ESQ.
                          EDISON MISSION HOLDINGS CO.
                      18101 VON KARMAN AVENUE, SUITE 1700
                            IRVINE, CALIFORNIA 92612
                                 (949) 752-5588
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                    COPY TO:
                           ROBERT M. CHILSTROM, ESQ.
                             HAROLD F. MOORE, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /______

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /______
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                                    PRIMARY STANDARD
                                                       STATE OF INCORPORATION   INDUSTRIAL CLASSIFICATION      I.R.S. EMPLOYER
NAME                                                      OR ORGANIZATION              CODE NUMBER          IDENTIFICATION NUMBER
----                                                   ----------------------   -------------------------   ---------------------
Edison Mission Finance Co............................       California                   4991                    33-0839202
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

Homer City Property Holdings, Inc....................       California                   4991                    33-0851685
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

Mission Energy Westside, Inc.........................       California                   4991                    33-0550657
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

Chestnut Ridge Energy Company........................       California                   4991                    33-0826590
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

EME Homer City Generation L.P........................      Pennsylvania                  4991                    33-0826938
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

Edison Mission Energy................................       California                   4991                    95-4031807
18101 Von Karman Avenue, Suite 1700
Irvine, California 92612
(949) 752-5588

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

I. EDISON MISSION HOLDINGS, EDISON MISSION FINANCE CO., HOMER CITY PROPERTY HOLDINGS, INC., MISSION ENERGY WESTSIDE, INC., CHESTNUT RIDGE ENERGY COMPANY AND EDISON MISSION ENERGY.

    Edison Mission Holdings, Edison Mission Finance Co., Homer City Property Holdings, Inc., Mission Energy Westside, Inc. and Chestnut Ridge Energy Company, is each a California corporation. Article VI of each of Edison Mission Holdings, Edison Mission Finance Co.'s, Homer City Property Holdings, Inc.'s, Mission Energy Westside, Inc.'s, Chestnut Ridge Energy Company's and Edison Mission Energy's respective Bylaws provide, in effect, that, to the extent and under the circumstances permitted by Section 317 of the California Corporations Code, each such company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described in that section by reason of the fact that he or she is or was a director of officer of the applicable company.

    Section 317 of the California Corporations Code empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than in certain actions by or in the right of the corporation as described below, by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, against expenses,including attorneys' fees, judgments, fines, settlements and other amounts actually or reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders unless and only to the extent that the court in which such action or suit is or was pending shall determine that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. Section 317 further provides that to the extent that such director, officer, employee or agent of a corporation has been successful on the merits in defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses,including attorneys' fees, actually and reasonably incurred by him or her in connection therewith.

    Article V of each of the Edison Mission Holdings', Edison Mission Finance Co.'s, Homer City Property Holdings, Inc.'s, Mission Energy Westside, Inc.'s, and Chestnut Ridge Energy Company's respective Articles of Incorporation and
Article IV of Edison Mission Energy's Articles of Incorporation relieve their respective directors from monetary damages to their respective companies or their respective shareholders for any breach of such director's fiduciary duty as a director to the extent permitted by the California Corporations Code. Under
Section 204(a)(10) of the California Corporations Code, a corporation may relieve its directors from personal liability to such corporation or its shareholders for monetary damages for any breach of their fiduciary duty as directors except (i) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was unaware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders, (ii) for any act or omission not in good faith or that a director believes to be contrary to the best interests of the corporation or its shareholders, (iii) for any intentional misconduct or knowing and culpable violation of law, (iv) for any willful or negligent violation of certain provisions of the California Corporations Code imposing certain requirements with respect to the making of loans or guarantees and the payment of dividends, (v) for any transaction from which the director derived an improper personal benefit or (vi) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders.

II. EME HOMER CITY GENERATION L.P.

    EME Homer City Generation L.P. (the "Partnership") is a limited partnership organized under the laws of the State of Pennsylvania. Section 8510 of the Pennsylvania Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are described in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other persons from and against any and all claims and demands whatsoever; if, however, such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

    Section 8.7 of the Partnership's Agreement of Limited Partnership (the "Agreement") provides that the General Partner, as defined in the Agreement, will not be liable to the Partnership or the Limited Partners, as defined in the Agreement, for any act or omission by the General Partner under to the authority granted to it by the Agreement, except by reason of fraud, bad faith, willful misfeasance, gross negligence or any act in breach of the Agreement. The General Partner will indemnify and save harmless the Partnership and the Limited Partners from any loss or liability arising out of its fraud, bad faith, willful misfeasance, gross negligence or breach of the Agreement. Moreover, the Partnership will indemnify and save harmless the General Partner from any loss or liability incurred by the General Partner by reason of any act performed by the General Partner on behalf of the Partnership or in furtherance of the Partnership's interest other than by reason of the General Partner's fraud, bad faith, willful misfeasance, negligence or breach of the Agreement. In the event the General Partner is found personally liable for any debts of the Partnership, other than any debt or liability incurred by reason of the General Partner's fraud, bad faith, willful misfeasance, negligence or breach of the Agreement, and is required to and does satisfy a Partnership liability out of its personal assets, the General Partner will have a right of reimbursement out of the assets of the Partnership (the "Right of Reimbursement"). The Right of Reimbursement will accrue to the General Partner 30 days after written notice of such right is given to each of the other Partners. Upon such accrual of the Right of Reimbursement, the General Partner will be reimbursed out of the assets of the Partnership in the order of priority specified in Section 8.7 of the Agreement, but only to the extent necessary to satisfy such Right of Reimbursement. To the extent not reimbursed as provided in the Agreement, the General Partner will have no right of contribution from the Limited Partners.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
        3.1             Articles of Incorporation of Edison Mission Holdings.

        3.2             Certificate of Amendment of Articles of Incorporation of
                        Edison Mission Holdings.

        3.3             By-Laws of Edison Mission Holdings.

        3.4             Articles of Incorporation of Edison Mission Finance Co.

        3.5             By-Laws of Edison Mission Finance Co.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
        3.6             Articles of Incorporation of Homer City Property
                        Holdings, Inc.

        3.7             By-Laws of Homer City Property Holdings, Inc.

        3.8             Articles of Incorporation of Mission Energy Westside, Inc.

        3.9             Certificate of Amendment to Articles of Incorporation of
                        Mission Energy Westside, Inc.

        3.10            By-Laws of Mission Energy Westside, Inc.

        3.11            Articles of Incorporation of Chestnut Ridge Energy Company.

        3.12            By-Laws of Chestnut Ridge Energy Company.

        3.13 Edison Mission Energy Homer City Generation L.P. Agreement of Limited Partnership.

        3.14            Amended and Restated Articles of Incorporation of Edison
                        Mission Energy, incorporated by reference to Exhibit 3.1 to
                        Edison Mission Energy's Current Report on Form 8-K, dated
                        January 30, 1996.

        3.15            By-Laws of Edison Mission Energy, incorporated by reference to Exhibit 3.2 to Edison Mission Energy's Registration
                        Statement on Form 10 filed with the Securities and Exchange
                        Commission on November 21, 1994 ("Form 10").

        4.1             Indenture, dated as of May 27, 1999, between Edison Mission
                        Holdings and United States Trust Company of New York, as
                        Trustee. See Exhibit 10.74

        5.1             Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Edison Mission Holdings.

        5.2             Opinion of Morgan, Lewis & Bockius LLP, special Pennsylvania counsel to EME Homer City Generation L.P.

       10.1             Exchange and Registration Rights Agreement, dated as of May
                        27, 1999, by and among the Initial Purchasers, the
                        Guarantors and Edison Mission Holdings.

       10.2             Power Purchase Contract between Southern California Edison
                        Company and Champlin Petroleum Company, dated March 8, 1985, incorporated by reference to Exhibit 10.2 to Edison Mission
                        Energy's Form 10.

       10.2.1           Amendment to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company, dated July 29, 1985, incorporated by reference to Exhibit
                        10.2.1 to Edison Mission Energy's Form 10.

       10.2.2           Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company,
                        dated October 29, 1985, incorporated by reference to Exhibit
                        10.2.2 to Edison Mission Energy's Form 10.

       10.3             Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company, dated February 22,
                        1984, incorporated by reference to Exhibit 10.4 Edison
                        Mission Energy's Form 10.

       10.3.1           Amendment to Power Purchase Contract between Southern
                        California Edison Company and Imperial Energy Company, dated
                        November 13, 1984, incorporated by reference to Exhibit
                        10.4.1 to Edison Mission Energy's Form 10.

       10.4             Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company Niland No. 2, dated
                        April 16, 1985, incorporated by reference to Exhibit 10.6 to
                        Edison Mission Energy's Form 10.

       10.5             Power Purchase Contract between Southern California Edison
                        Company and Chevron U.S.A. Inc., dated November 9, 1984,
                        incorporated by reference to Exhibit 10.7 to Edison Mission
                        Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.5.1           Amendment No. 1 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        March 29, 1985, incorporated by reference to Exhibit 10.7.1 to Edison Mission Energy's Form 10.

       10.5.2           Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to Exhibit
                        10.7.2 to Edison Mission Energy's Form 10.

       10.5.3           Amendment No. 3 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to Exhibit
                        10.7.3 to Edison Mission Energy's Form 10.

       10.6             Power Purchase Contract between Southern California Edison
                        Company and Arco Petroleum Products Company (Watson
                        Refinery), incorporated by reference to Exhibit 10.8 to Edison Mission Energy's Form 10.

       10.7             Power Supply Agreement between State Electricity Commission of Victoria, Loy Yang B Power Station Pty. Ltd. and the
                        Company Australia Pty. Ltd., as managing partner of the
                        Latrobe Power Partnership, dated December 31, 1992,
                        incorporated by reference to Exhibit 10.9 to Edison Mission
                        Energy's Form 10.

       10.8             Power Purchase Agreement between P.T. Paiton Energy Company as Seller and Perusahaan Umum Listrik Negara as Buyer, dated
                        February 12, 1994, incorporated by reference to Exhibit
                        10.10 to Edison Mission Energy's Form 10.

       10.9             Amended and Restated Power Purchase Contract between
                        Southern California Energy Company and Midway-Sunset
                        Cogeneration Company, dated May 5, 1988, incorporated by reference to Exhibit 10.11 to Edison Mission Energy's Form
                        10.

       10.10            Parallel Generation Agreement between Kern River
                        Cogeneration Company and Southern California Energy Company,
                        dated January 6, 1984, incorporated by reference to Exhibit
                        10.12 to Edison Mission Energy's Form 10.

       10.11            Parallel Generation Agreement between Kern River
                        Cogeneration (Sycamore Project) Company and Southern
                        California Energy Company, dated December 18, 1984,
                        incorporated by reference to Exhibit 10.13 to Edison Mission
                        Energy's Form 10.

       10.12            Amendment No. 2 to Power Purchase Agreement between Southern
                        California Energy Company and Vulcan/BN Geothermal Power
                        Company, dated April 1, 1986, incorporated by reference to
                        Exhibit 10.14 to Edison Mission Energy's Form 10.

       10.13            U.S. $325 million Bank of Montreal Revolver, dated October
                        29, 1993, incorporated by reference to Exhibit 10.15 to Edison Mission Energy's Form 10.

       10.13.1          U.S. $400 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated October 27, 1994,
                        incorporated by reference to Exhibit 10.15.1 to Edison
                        Mission Energy's Form 10.

       10.13.2          Conformed copy of the Amended and Restated U.S. $400 million
                        Bank of America National Trust and Savings Association
                        Credit Agreement, dated as of November 17, 1994,
                        incorporated by reference to Exhibit 10.15.2 to Edison
                        Mission Energy's Annual Report on Form 10-K for the year
                        ended December 31, 1994.

       10.13.3          Conformed copy of the Second Amended and Restated U.S. $400 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated as of October 11, 1996, incorporated by reference to Exhibit 10.15.3 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        1996.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.14            Amended and Restated Ground Lease Agreement between Texaco
                        Refining and Marketing Inc. and March Point Cogeneration
                        Company, dated August 21, 1992, incorporated by reference to
                        Exhibit 10.16 to Edison Mission Energy's Form 10.

       10.14.1          Amendment No. 1 to Amended and Restated Ground Lease
                        Agreement between Texaco Refining and Marketing Inc. and
                        March Point Cogeneration Company, dated August 21, 1992,
                        incorporated by reference to Exhibit 10.16 to Edison Mission
                        Energy's Form 10.

       10.15            Memorandum of Agreement between Atlantic Richfield Company and Products Cogeneration Company, dated September 17, 1987, incorporated by reference to Exhibit 10.17 to Edison Mission
                        Energy's Form 10.

       10.16            Memorandum of Ground Lease between Texaco Producing Inc. and
                        Sycamore Cogeneration Company, dated January 19, 1987,
                        incorporated by reference to Exhibit 10.18 to Edison Mission
                        Energy's Form 10.

       10.17            Amended and Restated Memorandum of Ground Lease between
                        Getty Oil Company and Kern River Cogeneration Company, dated
                        November 14, 1984, incorporated by reference to Exhibit
                        10.19 to Edison Mission Energy's Form 10.

       10.18            Memorandum of Lease between Sun Operating Limited
                        Partnership and Midway-Sunset Cogeneration Company,
                        incorporated by reference to Exhibit 10.20 to Edison Mission
                        Energy's Form 10.

       10.19 Executive Supplemental Benefit Program, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

       10.20 1981 Deferred Compensation Agreement, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

       10.21            1985 Deferred Compensation Agreement for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-2313).

       10.22            1987 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).

       10.23            1988 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).

       10.24            1989 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

       10.25            1990 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

       10.26            Annual Deferred Compensation Plan for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-9936).

       10.27 Executive Retirement Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

       10.28 Long-Term Incentive Plan for Executive Officers, incorporated by reference to the Registration Statement
                        (File No. 33-19541) under which SCEcorp registered securities to be offered pursuant to the Plan under the Securities Act of 1933.

       10.29            Estate and Financial Planning Program for Executive
                        Officers, incorporated by reference to Exhibits to Forms
                        10-K filed by SCEcorp (File No. 1-9936).

       10.30 Letter Agreement with Edward R. Muller, incorporated by reference to Exhibit 10.32 to Edison Mission Energy's Form
                        10.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.31            Agreement with James S. Pignatelli, incorporated by
                        reference to Exhibit 10.33 to Edison Mission Energy's Form
                        10.

       10.32 Conformed copy of the Guarantee Agreement dated as of November 30, 1994, incorporated by reference to Exhibit
                        10.34 to Edison Mission Energy's Form 10.

       10.33            Indenture of Lease between Brooklyn Navy Yard Development
                        Corporation and Cogeneration Technologies, Inc., dated as of
                        December 18, 1989, incorporated by reference to Exhibit
                        10.35 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1994.

       10.33.1          First Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated November 1, 1991, incorporated by reference to
                        Exhibit 10.35.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

       10.33.2          Second Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated June 3, 1994, incorporated by reference to
                        Exhibit 10.35.2 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

       10.33.3          Third Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated December 12, 1994, incorporated by reference to
                        Exhibit 10.35.3 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

       10.34            Conformed copy of A$200 million Bank of America National
                        Trust and Savings Association Credit Agreement, dated
                        November 22, 1994, incorporated by reference to Exhibit
                        10.36 to Edison Mission Energy's Form 10-K for the year ended December 31, 1994.

       10.34.1          Conformed copy of the Amended and Restated A$200 million
                        Bank of America National Trust and Savings Associated Credit
                        Agreement, dated December 12, 1994, incorporated by
                        reference to Exhibit 10.36.1 to Edison Mission Energy's Form
                        10-K for the year ended December 31, 1994.

       10.34.2          Conformed copy of First Amendment to Amended and Restated
                        A$200 million Bank of America National Trust and Savings
                        Associated Credit Agreement, dated June 7, 1995, incorporated by reference to Exhibit 10.36.2 to Edison
                        Mission Energy's Form 10-Q for the quarter ended September
                        30, 1995.

       10.35            Amended and Restated Limited Partnership Agreement of
                        Mission Capital, L.P., dated as of November 30, 1994,
                        incorporated by reference to Exhibit 10.37 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1994.

       10.36            Action of General Partner of Mission Capital, L.P. creating the 9 7/8% Cumulative Monthly Income Preferred Securities,
                        Series A, dated as of November 30, 1994, incorporated by
                        reference to Exhibit 10.38 to Edison Mission Energy's Form
                        10-K for the year ended December 31, 1994.

       10.37            Action of General Partner of Mission Capital, L.P. creating the 8 1/2% Cumulative Monthly Income Preferred Securities,
                        Series B, dated as of August 8, 1995, incorporated by
                        reference to Exhibit 10.39 to Edison Mission Energy's Form
                        10-Q for the quarter ended June 30, 1995.

       10.38            Power Purchase Contract between ISAB Energy, S.r.l. as
                        Seller and Enel, S.p.A. as Buyer, dated June 9, 1995,
                        incorporated by reference to Exhibit 10.40 to Edison Mission
                        Energy's Form 10-Q for the quarter ended June 30, 1995.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.39            400 million sterling pounds Barclays Bank Plc Credit
                        Agreement, dated December 18, 1995, incorporated by
                        reference to Exhibit 10.41 to Edison Mission Energy's Form
                        8-K, dated December 21, 1995.

       10.40            Guarantee by Edison Mission Energy, dated December 1, 1995 supporting Letter of Credit issued by Bank of America
                        National Trust and Savings Association to secure payment of bonds issued pursuant to the Brooklyn Navy Yard project
                        tax-exempt bond financing, incorporated by reference to
                        Exhibit 10.42 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1995.

       10.41            Guarantee by Edison Mission Energy, dated December 1, 1995, supporting Letter of Credit issued by Bank of America
                        National Trust and Savings Association to secure Brooklyn
                        Navy Yard's indemnity to the New York City Industrial
                        Development Agency pursuant to the Brooklyn Navy Yard
                        project tax-exempt bond financing, incorporated by reference to Exhibit 10.43 to Edison Mission Energy's Form 10-K for
                        the year ended December 31, 1995.

       10.42            Guarantee by Edison Mission Energy, dated December 20, 1996, in favor of The Fuji Bank, Limited, Los Angeles Agency, to secure Camino Energy Company's payments pursuant to Camino
                        Energy Company's Credit Agreement and Defeasance Agreement,
                        incorporated by reference to Exhibit 10.44 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1996.

       10.43            Power Purchase Agreement between National Power Corporation and San Pascual Cogeneration Company International B.V.,
                        dated September 10, 1997, incorporated by reference to
                        Exhibit 10.45 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.

       10.44            Power Purchase Agreement between Gulf Power Generation Co.,
                        LTD., and Electricity Generating Authority of Thailand,
                        dated December 22, 1997, incorporated by reference to
                        Exhibit 10.46 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.

       10.45            Guarantee by Edison Mission Energy, dated June 30, 1998, in favor of Tri Energy Company Limited and the Sanwa Bank,
                        Limited to guarantee payment of 25% of Tri Energy Company
                        Limited's aggregate capital contributions under the Equity
                        Bridge Loan, incorporated by reference to Exhibit 10.47 to
                        Edison Mission Energy's Form 10-Q for the quarter ended
                        September 30, 1998.

       10.46            Guarantee by Edison Mission Energy, dated June 30, 1998, in favor of Tri Energy Company Limited and the Sanwa Bank,
                        Limited to guarantee payment of 37.5% of Tri Energy Company
                        Limited's aggregate capital contributions attributable to
                        Banpu Gas and BANPU, incorporated by reference to Exhibit
                        10.48 to Edison Mission Energy's Form 10-Q for the quarter ended September 30, 1998.

       10.47            Equity Support Guarantee by Edison Mission Energy, dated
                        December 23, 1998, in favor of ABN AMRO Bank N.V., and the
                        Chase Manhattan Bank to guarantee certain equity funding
                        obligations of EcoElectrica Ltd. and EcoElectrica Holdings
                        Ltd. pursuant to EcoElectrica Ltd.'s Credit Agreement dated as of October 31, 1997, incorporated by reference to Exhibit
                        10.49 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1998.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.48            Master Guarantee and Support Instrument by Edison Mission
                        Energy, dated December 23, 1998, in favor of ABN AMRO Bank
                        N.V., and the Chase Manhattan Bank to guarantee the
                        availability of funds to purchase fuel for the EcoElectrica project pursuant to EcoElectrica Ltd.'s Credit Agreement
                        dated as of October 31, 1997 and Intercreditor Agreement
                        dated as of October 31, 1997, incorporated by reference to
                        Exhibit 10.50 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.

       10.49            Guarantee Assumption Agreement from Edison Mission Energy, dated December 23, 1998, under Edison Mission Energy assumed all of the obligations of KENETECH Energy Systems, Inc. to
                        Union Carbide Caribe Inc., under the certain Guaranty dated
                        November 25, 1997, incorporated by reference to Exhibit
                        10.51 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1998.

       10.50 Transition Power Purchase Agreement, dated August 1, 1998, between New York State Electric & Gas Corporation and
                        Mission Energy Westside, Inc, incorporated by reference to
                        Exhibit 10.52 to Edison Mission Energy's Form 10-K for the year ended December 31, 1998.

       10.51 Transition Power Purchase Agreement, dated August 1, 1998, between Pennsylvania Electric Company and Mission Energy
                        Westside, Inc., incorporated by reference to Exhibit 10.53 to Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1998.

       10.52            Guarantee, dated August 1, 1998, between Edison Mission
                        Energy, Pennsylvania Electric Company, NGE Generation, Inc.
                        and New York State Electric & Gas Corporation, incorporated by reference to Exhibit 10.54 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1998.

       10.53            Second Amended and Restated Credit Agreement among Edison
                        Mission Energy and Bank of America, dated as of October 11,
                        1996, US$400 million Bank of America Revolver, incorporated by reference to Exhibit 10.15.3 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1996.

       10.54            Sale, Purchase and Leasing Agreements between Edison First
                        Power Limited and PowerGen UK plc for the purchase of the
                        Ferrybridge C and Fiddler's Ferry Power Stations;
                        incorporated by reference to Exhibits 2.7 and 2.8 to Edison
                        Mission Energy's Form 8-K/A, dated August 2, 1999.

       10.55            Credit Agreement, dated March 18, 1999, among Edison Mission
                        Holdings Co. and Certain Commercial Lending Institutions,
                        and Citicorp USA, Inc., incorporated by reference to Exhibit
                        10.55 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

       10.56            Guarantee and Collateral Agreement made by Edison Mission
                        Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P. and
                        Edison Mission Energy in favor of United States Trust
                        Company of New York, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.56 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

       10.56.1          Amendment No. 1 to the Guarantee and Collateral Agreement,
                        dated May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy Westside,
                        Inc., EME Homer City Generation L.P. and Edison Mission
                        Energy in favor of United States Trust Company of New York.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.56.2          Open-End Mortgage, Security Agreement and Assignment of
                        Leases and Rents, dated March 18, 1999, from EME Homer City
                        Generation L.P. to United States Trust Company of New York.

       10.56.3          Amendment No. 1 to the Open-End Mortgage, Security Agreement
                        and Assignment of Leases and Rents, dated May 27, 1999, from
                        EME Homer City Generation L.P. to United States Trust
                        Company of New York.

       10.57            Collateral Agency and Intercreditor Agreement among Edison
                        Mission Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P., The
                        Secured Parties' Representatives, Citicorp USA, Inc. as
                        Administrative Agent and United States Trust Company of New
                        York, as Collateral Agent, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.57 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

       10.58            Security Deposit Agreement among Edison Mission Holdings
                        Co., Edison Mission Finance Co., Homer City Property
                        Holdings, Inc., Chestnut Ridge Energy Co., Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and United
                        States Trust Company of New York, as Collateral Agent, dated as of March 18, 1999, incorporated by reference to Exhibit
                        10.58 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

       10.58.1          Amendment No. 1 to the Security Deposit Agreement, dated
                        May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy Westside,
                        Inc., EME Homer City Generation L.P. and United States Trust
                        Company of New York, as Collateral Agent.

       10.59 Credit Support Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States Trust
                        Company of New York, incorporated by reference to Exhibit
                        10.59 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

       10.59.1          Amendment No. 1 to the Credit Support Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York.

       10.60            Debt Service Reserve Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States
                        Trust Company of New York on behalf of the various financial institutions (Lenders) as are or may become parities to the
                        Credit Agreement, dated as of March 18, 1999, among Edison
                        Mission Holdings Co., the Lenders and Citicorp USA, Inc.,
                        incorporated by reference to Exhibit 10.60 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

       10.60.1          Amendment No. 1 to the Debt Service Reserve Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York.

       10.60.2 Bond Debt Service Reserve Guarantee, dated May 27, 1999, made by Edison Mission Energy in favor of United States
                        Trust Company of New York.

       10.60.3          Intercompany Loan Subordination Agreement, dated March 18,
                        1999, among Edison Mission Holdings Co., Edison Mission
                        Finance Co., Homer City Property Holdings, Inc., Chestnut
                        Ridge Energy Co., Mission Energy Westside, Inc., EME Homer
                        City Generation L.P. and United States Trust Company of New
                        York.

       10.61            Credit Agreement, dated March 18, 1999, among Edison Mission
                        Energy and Certain Commercial Lending Institutions, and
                        Citicorp USA, Inc., incorporated by reference to Exhibit
                        10.61 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.62            Agreement for the sale and purchase of shares in First Hydro
                        Limited, dated December 21, 1995, between PSB Holding
                        Limited and First Hydro Finance Plc, incorporated by
                        reference to Exhibit 2.1 to Edison Mission Energy's Current
                        Report on Form 8-K, No. 1-13434 dated January 4, 1996.

       10.63            Transaction Implementation Agreement, dated March 29, 1997, between The State Electricity Commission of Victoria, Edison
                        Mission Energy Australia Limited, Loy Yang B Power Station
                        Pty Ltd, Loy Yang Power Limited, The Honourable Alan Robert
                        Stockdale, Leanne Power Pty Ltd and Edison Mission Energy,
                        incorporated by reference to Exhibit 2.2 to Edison Mission
                        Energy's Current Report on Form 8-K, No. 1-13434 dated May
                        22, 1997.

       10.64            Stock Purchase and Assignment Agreement, dated December 23,
                        1998, between KES Puerto Rico, L.P., KENETECH Energy
                        Systems, Inc., KES Bermuda, Inc. and Edison Mission Energy
                        del Caribe for the (i) sale and purchase of KES Puerto Rico,
                        L.P.'s shares in EcoElectrica Holdings Ltd.; (ii) assignment of KENETECH Energy Systems' rights and interests in that
                        certain Project Note from the Partnership; and (iii)
                        assignment of KES Bermuda, Inc.'s rights and interests in
                        that certain Administrative Services Agreement dated October
                        31, 1997, incorporated by reference to Exhibit 2.3 to Edison
                        Mission Energy's 10-K for the year ended December 31, 1998.

       10.65            Asset Purchase Agreement, dated August 1, 1998, between
                        Pennsylvania Electric Company, NGE Generation, Inc., New
                        York State Electric & Gas Corporation and Mission Energy
                        Westside, Inc, incorporated by reference to Exhibit 2.4 to
                        Edison Mission Energy's 10-K for the year ended December 31,
                        1998.

       10.66            Asset Sale Agreement, dated March 22, 1999 between
                        Commonwealth Edison Company and Edison Mission Energy as to
                        the Fossil Generating Assets, incorporated by reference to
                        Exhibit 2.5 to Edison Mission Energy's 10-K for the year
                        ended December 31, 1998.

       10.67            Agreement for the Sale and Purchase of Shares in Contact
                        Energy Limited, dated March 10, 1999, between Her Majesty
                        the Queen in Right of New Zealand, Edison Mission Energy
                        Taupo Limited and Edison Mission Energy, incorporated herein by reference to Exhibit 2.6 to Edison Mission Energy's Form
                        10-Q for the quarter ended March 31, 1999.

       10.68            Copy of the Global Debenture representing Edison Mission
                        Energy's 9 7/8% Junior Subordinated Deferrable Interest
                        Debentures, Series A, Due 2024, incorporated by reference as
                        Exhibit 4.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

       10.69 Conformed copy of the Indenture, dated as of November 30, 1994, between Edison Mission Energy and The First National
                        Bank of Chicago, as Trustee, incorporated by reference as
                        Exhibit 4.2 to Edison Mission Energy's Form 10-K for the year ended December 31, 1994.

       10.70            First Supplemental Indenture, dated as of November 30, 1994, to Indenture dated as of November 30, 1994 between Edison
                        Mission Energy and The First National Bank of Chicago, as
                        Trustee, incorporated by reference as Exhibit 4.2.1 to
                        Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1994.

       10.71            Indenture, dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee.

       10.72            First Supplemental Indenture, dated as of June 28, 1999, to
                        Indenture dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee.

       10.73 Registration Rights Agreement, dated as of June 23, 1999, between Edison Mission Energy and the Initial Purchasers specified therein.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       10.74            Agreement among Edward R. Muller, Edison International and
                        Edison Mission Energy concerning the terms of Mr. Muller's employment separation, incorporated by reference as Exhibit
                        10.76 to Edison Mission Energy's Form 10-Q for the quarter ended March 31, 2000.

       10.75            Agreement By and Between S. Linn Williams and Edison Mission
                        Energy dated February 5, 2000, incorporated by reference as
                        Exhibit 10.77 to Edison Mission Energy's Form 10-Q for the
                        quarter ended March 31, 2000.

       10.76            Form of Agreement for 2000 Employee Awards under the Equity
                        Compensation Plan, incorporated by reference as Exhibit
                        10.78 to Edison Mission Energy's Form 10-Q for the quarter ended March 31, 2000.

       10.77            Resolution regarding the computation of disability and
                        survivor benefits prior to age 55 for Alan J. Fohrer,
                        incorporated by reference as Exhibit 10.79 to Edison Mission
                        Energy's Form 10-Q for the quarter ended March 31, 2000.

       10.78 Shareholder Interest Purchase Agreement dated 3 March 2000 between MEC International B.V. and UPC International
                        Partnership CV II, incorporated by reference as Exhibit
                        10.80 to Edison Mission Energy's Form 10-Q for the quarter ended March 31, 2000.

       12.1             Statement regarding the computation of ratio of earnings to fixed charges for Edison Mission Energy.*

       21.1             List of Subsidiaries.

       23.1             Consent of Arthur Andersen LLP.

       23.2             Consent of PricewaterhouseCoopers.

       23.3             Consent of Skadden, Arps, Slate Meagher & Flom LLP (included in Exhibit 5.1).

       23.4             Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                        5.2).

       25.1             Statement of Eligibility and Qualification on Form T-1 of
                        United States Trust Company of New York, as Trustee, under the Indenture filed as Exhibit 4.1 hereto.

       99.1             Form of Letter of Transmittal.

       99.2             Form of Notice of Guaranteed Delivery.

       99.3             Form of Letter to Clients.

       99.4             Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees.


------------------------


    *Filed herewith and amends and restates Exhibit 12.1.


ITEM 22. UNDERTAKINGS

    (a) The undersigned Registrants hereby undertake:

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Irvine, State of California, on the 26th day of June, 2000.



                                                       EDISON MISSION HOLDINGS CO.
                                                       (REGISTRANT)

                                                       By:           /s/ STEVEN D. EISENBERG
                                                            -----------------------------------------
                                                                       Steven D. Eisenberg
                                                                          VICE PRESIDENT



                SIGNATURE                                   TITLE                                 DATE
                ---------                                   -----                                 ----
           JAMES V. IACO, JR.*
    ---------------------------------       President and Director                            June 26, 2000
            James V. Iaco, Jr.                (Principal Executive Officer)

                                            Vice President, Treasurer
             KEVIN M. SMITH*                  and Director
    ---------------------------------         (Principal Financial and Accounting             June 26, 2000
              Kevin M. Smith                  Officer)

            MARTHA A. SPIKES*
    ---------------------------------                     Director                            June 26, 2000
             Martha A. Spikes

           RAYMOND W. VICKERS*
    ---------------------------------                     Director                            June 26, 2000
            Raymond W. Vickers

       *By: /s/ STEVEN D. EISENBERG
        -----------------------------
             Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Irvine, State of California, on the 26th day of June, 2000.



                                                       EDISON MISSION FINANCE CO.
                                                       (REGISTRANT)

                                                       By:           /s/ STEVEN D. EISENBERG
                                                            -----------------------------------------
                                                                       Steven D. Eisenberg
                                                                          VICE PRESIDENT



                SIGNATURE                                   TITLE                                 DATE
                ---------                                   -----                                 ----
           JAMES V. IACO, JR.*
    ---------------------------------       President and Director                            June 26, 2000
            James V. Iaco, Jr.                (Principal Executive Officer)

                                            Vice President, Treasurer
             KEVIN M. SMITH*                  and Director
    ---------------------------------         (Principal Financial and Accounting             June 26, 2000
              Kevin M. Smith                  Officer)

            MARTHA A. SPIKES*
    ---------------------------------                     Director                            June 26, 2000
             Martha A. Spikes

           RAYMOND W. VICKERS*
    ---------------------------------                     Director                            June 26, 2000
            Raymond W. Vickers

       *By: /s/ STEVEN D. EISENBERG
        -----------------------------
             Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 26th day of June, 2000.



                                                  HOMER CITY PROPERTY HOLDINGS, INC.
                                                  (REGISTRANT)

                                                  By:              /s/ STEVEN D. EISENBERG
                                                       ----------------------------------------------
                                                                     Steven D. Eisenberg
                                                                       VICE PRESIDENT



                SIGNATURE                                   TITLE                        DATE
                ---------                                   -----                        ----
           JAMES V. IACO, JR.*
    ---------------------------------       President and Director                   June 26, 2000
            James V. Iaco, Jr.                (Principal Executive Officer)

                                            Vice President, Treasurer
             KEVIN M. SMITH*                  and Director
    ---------------------------------         (Principal Financial and Accounting    June 26, 2000
              Kevin M. Smith                  Officer)

            MARTHA A. SPIKES*
    ---------------------------------                     Director                   June 26, 2000
             Martha A. Spikes

           RAYMOND W. VICKERS*
    ---------------------------------                     Director                   June 26, 2000
            Raymond W. Vickers

       *By: /s/ STEVEN D. EISENBERG
        -----------------------------
             Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 26th day of June, 2000.



                                                       MISSION ENERGY WESTSIDE, INC.
                                                       (REGISTRANT)

                                                       By:           /s/ STEVEN D. EISENBERG
                                                            -----------------------------------------
                                                                       Steven D. Eisenberg
                                                                   VICE PRESIDENT AND TREASURER



                SIGNATURE                                   TITLE                        DATE
                ---------                                   -----                        ----
           JAMES V. IACO, JR.*
    ---------------------------------       President and Director                   June 26, 2000
            James V. Iaco, Jr.                (Principal Executive Officer)

                                            Vice President, Treasurer
             KEVIN M. SMITH*                  and Director
    ---------------------------------         (Principal Financial and Accounting    June 26, 2000
              Kevin M. Smith                  Officer)

            MARTHA A. SPIKES*
    ---------------------------------                     Director                   June 26, 2000
             Martha A. Spikes

           RAYMOND W. VICKERS*
    ---------------------------------                     Director                   June 26, 2000
            Raymond W. Vickers

       *By: /s/ STEVEN D. EISENBERG
        -----------------------------
             Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Irvine, State of California, on the 26th day of June, 2000.



                                                       CHESTNUT RIDGE ENERGY COMPANY
                                                       (REGISTRANT)

                                                       By:           /s/ STEVEN D. EISENBERG
                                                            -----------------------------------------
                                                                       Steven D. Eisenberg
                                                                          VICE PRESIDENT



                SIGNATURE                                   TITLE                        DATE
                ---------                                   -----                        ----
           JAMES V. IACO, JR.*
    ---------------------------------       President and Director                   June 26, 2000
            James V. Iaco, Jr.                (Principal Executive Officer)

                                            Vice President, Treasurer
             KEVIN M. SMITH*                  and Director
    ---------------------------------         (Principal Financial and Accounting    June 26, 2000
              Kevin M. Smith                  Officer)

            MARTHA A. SPIKES*
    ---------------------------------                     Director                   June 26, 2000
             Martha A. Spikes

           RAYMOND W. VICKERS*
    ---------------------------------                     Director                   June 26, 2000
            Raymond W. Vickers

       *By: /s/ STEVEN D. EISENBERG
        -----------------------------
             Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Irvine, State of California, on the 26th day of June, 2000.



                                                       EME HOMER CITY GENERATION L.P. (REGISTRANT)

                                                       By:           /s/ STEVEN D. EISENBERG
                                                            -----------------------------------------
                                                                       Steven D. Eisenberg
                                                                          VICE PRESIDENT



                SIGNATURE                                   TITLE                        DATE
                ---------                                   -----                        ----
           JAMES V. IACO, JR.*
    ---------------------------------       President and Director                   June 26, 2000
            James V. Iaco, Jr.                (Principal Executive Officer)

                                            Vice President, Treasurer
             KEVIN M. SMITH*                  and Director
    ---------------------------------         (Principal Financial and Accounting    June 26, 2000
              Kevin M. Smith                  Officer)

            MARTHA A. SPIKES*
    ---------------------------------                     Director                   June 26, 2000
             Martha A. Spikes

           RAYMOND W. VICKERS*
    ---------------------------------                     Director                   June 26, 2000
            Raymond W. Vickers

       *By: /s/ STEVEN D. EISENBERG
        -----------------------------
             Attorney-in-Fact

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 26th day of June, 2000.



                                                       EDISON MISSION ENERGY
                                                       (REGISTRANT)

                                                       By:           /s/ STEVEN D. EISENBERG
                                                            -----------------------------------------
                                                                       Steven D. Eisenberg
                                                                        VICE PRESIDENT AND
                                                                    ASSOCIATE GENERAL COUNSEL



                SIGNATURE                                   TITLE                        DATE
                ---------                                   -----                        ----
             ALAN J. FOHRER*                President and Chief Executive
    ---------------------------------         Officer, Director                      June 26, 2000
              Alan J. Fohrer                  (Principal Executive Officer)

             KEVIN M. SMITH*
    ---------------------------------                                                June 26, 2000
              Kevin M. Smith                Senior Vice President and Chief
                                              Financial Officer
                                              (Principal Financial and Accounting
                                              Officer)

             JOHN E. BRYSON*
    ---------------------------------               Chairman of the Board            June 26, 2000
              John E. Bryson

            BRYANT C. DANNER*
    ---------------------------------                     Director                   June 26, 2000
             Bryant C. Danner

            ROBERT M. EDGELL*
    ---------------------------------                     Director                   June 26, 2000
             Robert M. Edgell

       *By: /s/ STEVEN D. EISENBERG
        -----------------------------
             Attorney-in-Fact

                               INDEX TO EXHIBITS

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
  3.1                   Articles of Incorporation of Edison Mission Holdings.
  3.2                   Certificate of Amendment of Articles of Incorporation of the
                        Company.
  3.3                   By-Laws of Edison Mission Holdings.
  3.4                   Articles of Incorporation of Edison Mission Finance Co.
  3.5                   By-Laws of Edison Mission Finance Co.
  3.6                   Articles of Incorporation of Homer City Property
                        Holdings, Inc.
  3.7                   By-Laws of Homer City Property Holdings, Inc.
  3.8                   Articles of Incorporation of Mission Energy Westside, Inc.
  3.9                   Certificate of Amendment to Articles of Incorporation of
                        Mission Energy Westside, Inc.
  3.10                  By-Laws of Mission Energy Westside, Inc.
  3.11                  Articles of Incorporation of Chestnut Ridge Energy Company.
  3.12                  By-Laws of Chestnut Ridge Energy Company.
  3.13                  EME Homer City Generation L.P. Agreement of Limited
                        Partnership.
  3.14                  Amended and Restated Articles of Incorporation of Edison
                        Mission Energy, incorporated by reference to Exhibit 3.1 to
                        Edison Mission Energy's Current Report on Form 8-K, dated
                        January 30, 1996.
  3.15                  By-Laws of Edison Mission Energy, incorporated by reference to Exhibit 3.2 to Edison Mission Energy's Registration
                        Statement on Form 10 filed with the Securities and Exchange
                        Commission on November 21, 1994 ("Form 10").
  4.1                   Indenture, dated as of May 27, 1999, between Edison Mission
                        Holdings and United States Trust Company of New York, as
                        Trustee. See Exhibit 10.74
  5.1                   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Edison Mission Holdings.
  5.2                   Opinion of Morgan, Lewis & Bockius LLP, special Pennsylvania counsel to EME Homer City Generation L.P.
 10.1                   Exchange and Registration Rights Agreement, dated as of May
                        27, 1999, by and among the Initial Purchasers, the
                        Guarantors and Edison Mission Holdings.
 10.2                   Power Purchase Contract between Southern California Edison
                        Company and Champlin Petroleum Company, dated March 8, 1985, incorporated by reference to Exhibit 10.2 to Edison Mission
                        Energy's Form 10.
 10.2.1                 Amendment to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company,
                        dated July 29, 1985, incorporated by reference to Exhibit
                        10.2.1 to Edison Mission Energy's Form 10.
 10.2.2                 Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company,
                        dated October 29, 1985, incorporated by reference to Exhibit
                        10.2.2 to Edison Mission Energy's Form 10.
 10.3                   Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company, dated February 22,
                        1984, incorporated by reference to Exhibit 10.4 Edison
                        Mission Energy's Form 10.
 10.3.1                 Amendment to Power Purchase Contract between Southern
                        California Edison Company and Imperial Energy Company, dated
                        November 13, 1984, incorporated by reference to Exhibit
                        10.4.1 to Edison Mission Energy's Form 10.
 10.4                   Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company Niland No. 2, dated
                        April 16, 1985, incorporated by reference to Exhibit 10.6 to
                        Edison Mission Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.5                   Power Purchase Contract between Southern California Edison
                        Company and Chevron U.S.A. Inc., dated November 9, 1984,
                        incorporated by reference to Exhibit 10.7 to Edison Mission
                        Energy's Form 10.
 10.5.1                 Amendment No. 1 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        March 29, 1985, incorporated by reference to Exhibit 10.7.1 to Edison Mission Energy's Form 10.
 10.5.2                 Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to Exhibit
                        10.7.2 to Edison Mission Energy's Form 10.
 10.5.3                 Amendment No. 3 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to Exhibit
                        10.7.3 to Edison Mission Energy's Form 10.
 10.6                   Power Purchase Contract between Southern California Edison
                        Company and Arco Petroleum Products Company (Watson
                        Refinery), incorporated by reference to Exhibit 10.8 to
                        Edison Mission Energy's Form 10.
 10.7                   Power Supply Agreement between State Electricity Commission of Victoria, Loy Yang B Power Station Pty. Ltd. and the
                        Company Australia Pty. Ltd., as managing partner of the
                        Latrobe Power Partnership, dated December 31, 1992,
                        incorporated by reference to Exhibit 10.9 to Edison Mission
                        Energy's Form 10.
 10.8                   Power Purchase Agreement between P.T. Paiton Energy Company as Seller and Perusahaan Umum Listrik Negara as Buyer, dated
                        February 12, 1994, incorporated by reference to Exhibit
                        10.10 to Edison Mission Energy's Form 10.
 10.9                   Amended and Restated Power Purchase Contract between
                        Southern California Energy Company and Midway-Sunset
                        Cogeneration Company, dated May 5, 1988, incorporated by
                        reference to Exhibit 10.11 to Edison Mission Energy's Form
                        10.
 10.10                  Parallel Generation Agreement between Kern River
                        Cogeneration Company and Southern California Energy Company,
                        dated January 6, 1984, incorporated by reference to Exhibit
                        10.12 to Edison Mission Energy's Form 10.
 10.11                  Parallel Generation Agreement between Kern River
                        Cogeneration (Sycamore Project) Company and Southern
                        California Energy Company, dated December 18, 1984,
                        incorporated by reference to Exhibit 10.13 to Edison Mission
                        Energy's Form 10.
 10.12                  Amendment No. 2 to Power Purchase Agreement between Southern
                        California Energy Company and Vulcan/BN Geothermal Power
                        Company, dated April 1, 1986, incorporated by reference to
                        Exhibit 10.14 to Edison Mission Energy's Form 10.
 10.13                  U.S. $325 million Bank of Montreal Revolver, dated October
                        29, 1993, incorporated by reference to Exhibit 10.15 to
                        Edison Mission Energy's Form 10.
 10.13.1                U.S. $400 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated October 27, 1994,
                        incorporated by reference to Exhibit 10.15.1 to Edison
                        Mission Energy's Form 10.
 10.13.2                Conformed copy of the Amended and Restated U.S. $400 million
                        Bank of America National Trust and Savings Association
                        Credit Agreement, dated as of November 17, 1994,
                        incorporated by reference to Exhibit 10.15.2 to Edison
                        Mission Energy's Annual Report on Form 10-K for the year
                        ended December 31, 1994.
 10.13.3                Conformed copy of the Second Amended and Restated U.S. $400 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated as of October 11, 1996, incorporated by reference to Exhibit 10.15.3 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        1996.
 10.14                  Amended and Restated Ground Lease Agreement between Texaco
                        Refining and Marketing Inc. and March Point Cogeneration
                        Company, dated August 21, 1992, incorporated by reference to
                        Exhibit 10.16 to Edison Mission Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.14.1                Amendment No. 1 to Amended and Restated Ground Lease
                        Agreement between Texaco Refining and Marketing Inc. and
                        March Point Cogeneration Company, dated August 21, 1992,
                        incorporated by reference to Exhibit 10.16 to Edison Mission
                        Energy's Form 10.
 10.15                  Memorandum of Agreement between Atlantic Richfield Company and Products Cogeneration Company, dated September 17, 1987, incorporated by reference to Exhibit 10.17 to Edison Mission
                        Energy's Form 10.
 10.16                  Memorandum of Ground Lease between Texaco Producing Inc. and
                        Sycamore Cogeneration Company, dated January 19, 1987,
                        incorporated by reference to Exhibit 10.18 to Edison Mission
                        Energy's Form 10.
 10.17                  Amended and Restated Memorandum of Ground Lease between
                        Getty Oil Company and Kern River Cogeneration Company, dated
                        November 14, 1984, incorporated by reference to Exhibit
                        10.19 to Edison Mission Energy's Form 10.
 10.18                  Memorandum of Lease between Sun Operating Limited
                        Partnership and Midway-Sunset Cogeneration Company,
                        incorporated by reference to Exhibit 10.20 to Edison Mission
                        Energy's Form 10.
 10.19                  Executive Supplemental Benefit Program, incorporated by
                        reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).
 10.20                  1981 Deferred Compensation Agreement, incorporated by
                        reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).
 10.21                  1985 Deferred Compensation Agreement for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-2313).
 10.22                  1987 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).
 10.23                  1988 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).
 10.24                  1989 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).
 10.25                  1990 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).
 10.26                  Annual Deferred Compensation Plan for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-9936).
 10.27                  Executive Retirement Plan for Executives, incorporated by
                        reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).
 10.28                  Long-Term Incentive Plan for Executive Officers,
                        incorporated by reference to the Registration Statement
                        (File No. 33-19541) under which SCEcorp registered
                        securities to be offered pursuant to the Plan under the
                        Securities Act of 1933.
 10.29                  Estate and Financial Planning Program for Executive
                        Officers, incorporated by reference to Exhibits to Forms
                        10-K filed by SCEcorp (File No. 1-9936).
 10.30                  Letter Agreement with Edward R. Muller, incorporated by
                        reference to Exhibit 10.32 to Edison Mission Energy's Form
                        10.
 10.31                  Agreement with James S. Pignatelli, incorporated by
                        reference to Exhibit 10.33 to Edison Mission Energy's Form
                        10.
 10.32                  Conformed copy of the Guarantee Agreement dated as of
                        November 30, 1994, incorporated by reference to Exhibit
                        10.34 to Edison Mission Energy's Form 10.
 10.33                  Indenture of Lease between Brooklyn Navy Yard Development
                        Corporation and Cogeneration Technologies, Inc., dated as of
                        December 18, 1989, incorporated by reference to Exhibit
                        10.35 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1994.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.33.1                First Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated November 1, 1991, incorporated by reference to
                        Exhibit 10.35.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.
 10.33.2                Second Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated June 3, 1994, incorporated by reference to
                        Exhibit 10.35.2 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.
 10.33.3                Third Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration Technologies,
                        Inc., dated December 12, 1994, incorporated by reference to
                        Exhibit 10.35.3 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.
 10.34                  Conformed copy of A$200 million Bank of America National
                        Trust and Savings Association Credit Agreement, dated
                        November 22, 1994, incorporated by reference to Exhibit
                        10.36 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1994.
 10.34.1                Conformed copy of the Amended and Restated A$200 million
                        Bank of America National Trust and Savings Associated Credit
                        Agreement, dated December 12, 1994, incorporated by
                        reference to Exhibit 10.36.1 to Edison Mission Energy's Form
                        10-K for the year ended December 31, 1994.
 10.34.2                Conformed copy of First Amendment to Amended and Restated
                        A$200 million Bank of America National Trust and Savings
                        Associated Credit Agreement, dated June 7, 1995,
                        incorporated by reference to Exhibit 10.36.2 to Edison
                        Mission Energy's Form 10-Q for the quarter ended September
                        30, 1995.
 10.35                  Amended and Restated Limited Partnership Agreement of
                        Mission Capital, L.P., dated as of November 30, 1994,
                        incorporated by reference to Exhibit 10.37 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1994.
 10.36                  Action of General Partner of Mission Capital, L.P. creating the 9 7/8% Cumulative Monthly Income Preferred Securities,
                        Series A, dated as of November 30, 1994, incorporated by
                        reference to Exhibit 10.38 to Edison Mission Energy's Form
                        10-K for the year ended December 31, 1994.
 10.37                  Action of General Partner of Mission Capital, L.P. creating the 8 1/2% Cumulative Monthly Income Preferred Securities,
                        Series B, dated as of August 8, 1995, incorporated by
                        reference to Exhibit 10.39 to Edison Mission Energy's Form
                        10-Q for the quarter ended June 30, 1995.
 10.38                  Power Purchase Contract between ISAB Energy, S.r.l. as
                        Seller and Enel, S.p.A. as Buyer, dated June 9, 1995,
                        incorporated by reference to Exhibit 10.40 to Edison Mission
                        Energy's Form 10-Q for the quarter ended June 30, 1995.
 10.39                  400 million sterling pounds Barclays Bank Plc Credit
                        Agreement, dated December 18, 1995, incorporated by
                        reference to Exhibit 10.41 to Edison Mission Energy's Form
                        8-K, dated December 21, 1995.
 10.40                  Guarantee by Edison Mission Energy, dated December 1, 1995 supporting Letter of Credit issued by Bank of America
                        National Trust and Savings Association to secure payment of bonds issued pursuant to the Brooklyn Navy Yard project
                        tax-exempt bond financing, incorporated by reference to
                        Exhibit 10.42 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1995.
 10.41                  Guarantee by Edison Mission Energy, dated December 1, 1995, supporting Letter of Credit issued by Bank of America
                        National Trust and Savings Association to secure Brooklyn
                        Navy Yard's indemnity to the New York City Industrial
                        Development Agency pursuant to the Brooklyn Navy Yard
                        project tax-exempt bond financing, incorporated by reference to Exhibit 10.43 to Edison Mission Energy's Form 10-K for
                        the year ended December 31, 1995.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.42                  Guarantee by Edison Mission Energy, dated December 20, 1996, in favor of The Fuji Bank, Limited, Los Angeles Agency, to secure Camino Energy Company's payments pursuant to Camino
                        Energy Company's Credit Agreement and Defeasance Agreement,
                        incorporated by reference to Exhibit 10.44 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1996.
 10.43                  Power Purchase Agreement between National Power Corporation and San Pascual Cogeneration Company International B.V.,
                        dated September 10, 1997, incorporated by reference to
                        Exhibit 10.45 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.
 10.44                  Power Purchase Agreement between Gulf Power Generation Co.,
                        LTD., and Electricity Generating Authority of Thailand,
                        dated December 22, 1997, incorporated by reference to
                        Exhibit 10.46 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.
 10.45                  Guarantee by Edison Mission Energy, dated June 30, 1998, in favor of Tri Energy Company Limited and the Sanwa Bank,
                        Limited to guarantee payment of 25% of Tri Energy Company
                        Limited's aggregate capital contributions under the Equity
                        Bridge Loan, incorporated by reference to Exhibit 10.47 to
                        Edison Mission Energy's Form 10-Q for the quarter ended
                        September 30, 1998.
 10.46                  Guarantee by Edison Mission Energy, dated June 30, 1998, in favor of Tri Energy Company Limited and the Sanwa Bank,
                        Limited to guarantee payment of 37.5% of Tri Energy Company
                        Limited's aggregate capital contributions attributable to
                        Banpu Gas and BANPU, incorporated by reference to Exhibit
                        10.48 to Edison Mission Energy's Form 10-Q for the quarter ended September 30, 1998.
 10.47                  Equity Support Guarantee by Edison Mission Energy, dated
                        December 23, 1998, in favor of ABN AMRO Bank N.V., and the
                        Chase Manhattan Bank to guarantee certain equity funding
                        obligations of EcoElectrica Ltd. and EcoElectrica Holdings
                        Ltd. pursuant to EcoElectrica Ltd.'s Credit Agreement dated as of October 31, 1997, incorporated by reference to Exhibit
                        10.49 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1998.
 10.48                  Master Guarantee and Support Instrument by Edison Mission
                        Energy, dated December 23, 1998, in favor of ABN AMRO Bank
                        N.V., and the Chase Manhattan Bank to guarantee the
                        availability of funds to purchase fuel for the EcoElectrica project pursuant to EcoElectrica Ltd.'s Credit Agreement
                        dated as of October 31, 1997 and Intercreditor Agreement
                        dated as of October 31, 1997, incorporated by reference to
                        Exhibit 10.50 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.
 10.49                  Guarantee Assumption Agreement from Edison Mission Energy, dated December 23, 1998, under Edison Mission Energy assumed all of the obligations of KENETECH Energy Systems, Inc. to
                        Union Carbide Caribe Inc., under the certain Guaranty dated
                        November 25, 1997, incorporated by reference to Exhibit
                        10.51 to Edison Mission Energy's Form 10-K for the year
                        ended December 31, 1998.
 10.50                  Transition Power Purchase Agreement, dated August 1, 1998, between New York State Electric & Gas Corporation and
                        Mission Energy Westside, Inc, incorporated by reference to
                        Exhibit 10.52 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.
 10.51                  Transition Power Purchase Agreement, dated August 1, 1998, between Pennsylvania Electric Company and Mission Energy
                        Westside, Inc., incorporated by reference to Exhibit 10.53 to Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1998.
 10.52                  Guarantee, dated August 1, 1998, between Edison Mission
                        Energy, Pennsylvania Electric Company, NGE Generation, Inc.
                        and New York State Electric & Gas Corporation, incorporated by reference to Exhibit 10.54 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1998.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.53                  Second Amended and Restated Credit Agreement among Edison
                        Mission Energy and Bank of America, dated as of October 11,
                        1996, US$400 million Bank of America Revolver, incorporated by reference to Exhibit 10.15.3 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1996.
 10.54                  Sale, Purchase and Leasing Agreements between Edison First
                        Power Limited and PowerGen UK plc for the purchase of the
                        Ferrybridge C and Fiddler's Ferry Power Stations;
                        incorporated by reference to Exhibits 2.7 and 2.8 to Edison
                        Mission Energy's Form 8-K/A, dated August 2, 1999.
 10.55                  Credit Agreement, dated March 18, 1999, among Edison Mission
                        Holdings Co. and Certain Commercial Lending Institutions,
                        and Citicorp USA, Inc., incorporated by reference to Exhibit
                        10.55 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.
 10.56                  Guarantee and Collateral Agreement made by Edison Mission
                        Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P. and
                        Edison Mission Energy in favor of United States Trust
                        Company of New York, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.56 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.
 10.56.1                Amendment No. 1 to the Guarantee and Collateral Agreement,
                        dated May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy Westside,
                        Inc., EME Homer City Generation L.P. and Edison Mission
                        Energy in favor of United States Trust Company of New York.
 10.56.2                Open-End Mortgage, Security Agreement and Assignment of
                        Leases and Rents, dated March 18, 1999, from EME Homer City
                        Generation L.P. to United States Trust Company of New York.
 10.56.3                Amendment No. 1 to the Open-End Mortgage, Security Agreement
                        and Assignment of Leases and Rents, dated May 27, 1999, from
                        EME Homer City Generation L.P. to United States Trust
                        Company of New York.
 10.57                  Collateral Agency and Intercreditor Agreement among Edison
                        Mission Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P., The
                        Secured Parties' Representatives, Citicorp USA, Inc. as
                        Administrative Agent and United States Trust Company of New
                        York, as Collateral Agent, dated as of March 18, 1999,
                        incorporated by reference to Exhibit 10.57 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.
 10.58                  Security Deposit Agreement among Edison Mission Holdings
                        Co., Edison Mission Finance Co., Homer City Property
                        Holdings, Inc., Chestnut Ridge Energy Co., Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and United
                        States Trust Company of New York, as Collateral Agent, dated as of Marcy 18, 1999, incorporated by reference to
                        Exhibit 10.58 to Edison Mission Energy's Form 8-K dated
                        March 18, 1999.
 10.58.1                Amendment No. 1 to the Security Deposit Agreement, dated
                        May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy Westside,
                        Inc., EME Homer City Generation L.P. and United States Trust
                        Company of New York, as Collateral Agent.
 10.59                  Credit Support Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States Trust
                        Company of New York, incorporated by reference to Exhibit
                        10.59 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.
 10.59.1                Amendment No. 1 to the Credit Support Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.60                  Debt Service Reserve Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States
                        Trust Company of New York on behalf of the various financial institutions (Lenders) as are or may become parities to the
                        Credit Agreement, dated as of March 18, 1999, among Edison
                        Mission Holdings Co., the Lenders and Citicorp USA, Inc.,
                        incorporated by reference to Exhibit 10.60 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.
 10.60.1                Amendment No. 1 to the Debt Service Reserve Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York.
 10.60.2                Bond Debt Service Reserve Guarantee, dated May 27, 1999,
                        made by Edison Mission Energy in favor of United States
                        Trust Company of New York.
 10.60.3                Intercompany Loan Subordination Agreement, dated March 18,
                        1999, among Edison Mission Holdings Co., Edison Mission
                        Finance Co., Homer City Property Holdings, Inc., Chestnut
                        Ridge Energy Co., Mission Energy Westside, Inc., EME Homer
                        City Generation L.P. and United States Trust Company of New
                        York.
 10.61                  Credit Agreement, dated March 18, 1999, among Edison Mission
                        Energy and Certain Commercial Lending Institutions, and
                        Citicorp USA, Inc., incorporated by reference to Exhibit
                        10.61 to Edison Mission Energy's Form 8-K dated March 18,
                        1999.
 10.62                  Agreement for the sale and purchase of shares in First Hydro
                        Limited, dated December 21, 1995, between PSB Holding
                        Limited and First Hydro Finance Plc, incorporated by
                        reference to Exhibit 2.1 to Edison Mission Energy's Current
                        Report on Form 8-K, No. 1-13434 dated January 4, 1996.
 10.63                  Transaction Implementation Agreement, dated March 29, 1997, between The State Electricity Commission of Victoria, Edison
                        Mission Energy Australia Limited, Loy Yang B Power Station
                        Pty Ltd, Loy Yang Power Limited, The Honourable Alan Robert
                        Stockdale, Leanne Power Pty Ltd and Edison Mission Energy,
                        incorporated by reference to Exhibit 2.2 to Edison Mission
                        Energy's Current Report on Form 8-K, No. 1-13434 dated May
                        22, 1997.
 10.64                  Stock Purchase and Assignment Agreement, dated December 23,
                        1998, between KES Puerto Rico, L.P., KENETECH Energy
                        Systems, Inc., KES Bermuda, Inc. and Edison Mission Energy
                        del Caribe for the (i) sale and purchase of KES Puerto Rico,
                        L.P.'s shares in EcoElectrica Holdings Ltd.; (ii) assignment of KENETECH Energy Systems' rights and interests in that
                        certain Project Note from the Partnership; and (iii)
                        assignment of KES Bermuda, Inc.'s rights and interests in
                        that certain Administrative Services Agreement dated October
                        31, 1997, incorporated by reference to Exhibit 2.3 to Edison
                        Mission Energy's 10-K for the year ended December 31, 1998.
 10.65                  Asset Purchase Agreement, dated August 1, 1998, between
                        Pennsylvania Electric Company, NGE Generation, Inc., New
                        York State Electric & Gas Corporation and Mission Energy
                        Westside, Inc, incorporated by reference to Exhibit 2.4 to
                        Edison Mission Energy's 10-K for the year ended December 31,
                        1998.
 10.66                  Asset Sale Agreement, dated March 22, 1999 between
                        Commonwealth Edison Company and Edison Mission Energy as to
                        the Fossil Generating Assets, incorporated by reference to
                        Exhibit 2.5 to Edison Mission Energy's 10-K for the year
                        ended December 31, 1998.
 10.67                  Agreement for the Sale and Purchase of Shares in Contact
                        Energy Limited, dated March 10, 1999, between Her Majesty
                        the Queen in Right of New Zealand, Edison Mission Energy
                        Taupo Limited and Edison Mission Energy, incorporated herein by reference to Exhibit 2.6 to Edison Mission Energy's Form
                        10-Q for the quarter ended March 31, 1999.
 10.68                  Copy of the Global Debenture representing Edison Mission
                        Energy's 9 7/8% Junior Subordinated Deferrable Interest
                        Debentures, Series A, Due 2024, incorporated by reference as
                        Exhibit 4.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
 10.69                  Conformed copy of the Indenture, dated as of November 30,
                        1994, between Edison Mission Energy and The First National
                        Bank of Chicago, as Trustee, incorporated by reference as
                        Exhibit 4.2 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.
 10.70                  First Supplemental Indenture, dated as of November 30, 1994, to Indenture dated as of November 30, 1994 between Edison
                        Mission Energy and The First National Bank of Chicago, as
                        Trustee, incorporated by reference as Exhibit 4.2.1 to
                        Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1994.
 10.71                  Indenture, dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee.
 10.72                  First Supplemental Indenture, dated as of June 28, 1999, to
                        Indenture dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee.
 10.73                  Registration Rights Agreement, dated as of June 23, 1999,
                        between Edison Mission Energy and the Initial Purchasers
                        specified therein.
 10.74                  Agreement among Edward R. Muller, Edison International and
                        Edison Mission Energy concerning the terms of Mr. Muller's employment separation, incorporated by reference as Exhibit
                        10.76 to Edison Mission Energy's Form 10-Q for the quarter ended March 31, 2000.
 10.75                  Agreement By and Between S. Linn Williams and Edison Mission
                        Energy dated February 5, 2000, incorporated by reference as
                        Exhibit 10.77 to Edison Mission Energy's Form 10-Q for the
                        quarter ended March 31, 2000.
 10.76                  Form of Agreement for 2000 Employee Awards under the Equity
                        Compensation Plan, incorporated by reference as Exhibit
                        10.78 to Edison Mission Energy's Form 10-Q for the quarter ended March 31, 2000.
 10.77                  Resolution regarding the computation of disability and
                        survivor benefits prior to age 55 for Alan J. Fohrer,
                        incorporated by reference as Exhibit 10.79 to Edison Mission
                        Energy's Form 10-Q for the quarter ended March 31, 2000.
 10.78                  Shareholder Interest Purchase Agreement dated 3 March 2000 between MEC International B.V. and UPC International
                        Partnership CV II, incorporated by reference as Exhibit
                        10.80 to Edison Mission Energy's Form 10-Q for the quarter ended March 31, 2000.
 12.1                   Statement regarding the computation of ratio of earnings to fixed charges for Edison Mission Energy.*
 21.1                   List of Subsidiaries.
 23.1                   Consent of Arthur Andersen LLP.
 23.2                   Consent of PricewaterhouseCoopers.
 23.3                   Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibit 5.1).
 23.4                   Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                        5.2).
 25.1                   Statement of Eligibility and Qualification on Form T-1 of
                        United States Trust Company of New York, as Trustee, under the Indenture filed as Exhibit 4.1 hereto.
 99.1                   Form of Letter of Transmittal.
 99.2                   Form of Notice of Guaranteed Delivery.
 99.3                   Form of Letter to Clients.
 99.4                   Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees.


------------------------


*   Filed herewith and amends and restates Exhibit 12.1

                                                                    EXHIBIT 12.1

                          EDISON MISSION HOLDINGS CO.

             COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES


                                                                              THREE MONTHS
                                                               YEAR ENDED        ENDED
                                                              DECEMBER 31,     MARCH 31,
                                                                  1999            2000
                                                              -------------   ------------
                                                                     (IN THOUSANDS)
EARNINGS:
Income before taxes and extraordinary item..................    $ 53,735         $ 9,534
Adjustments:
  Fixed charges, as below...................................      55,433          20,370
  Interest capitalized......................................      (1,779)         (1,480)
                                                                --------         -------
Earnings as adjusted........................................    $107,389         $28,424
                                                                ========         =======

FIXED CHARGES:
Interest on indebtedness (expense and capitalized)..........    $ 55,433         $20,370
                                                                ========         =======
Ratio of Earnings to Fixed Charges..........................        1.94            1.40
                                                                ========         =======